Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Amazon.com, Inc. of our report dated March 23, 2009 relating to the financial statements of Zappos.com, Inc., which appears in such Registration Statement. We also consent to the reference to us as experts under the heading “Experts and Independent Accountants” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 24, 2009